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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): August 27, 2004


                                 Hybridon, Inc.
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             (Exact name of Registrant as Specified in its Charter)


          Delaware                     001-31918                 04-3072298
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


345 Vassar Street, Cambridge, Massachusetts                         02139
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 (Address of Principal Executive Offices)                         Zip Code)


       Registrant's telephone number, including area code: (617) 679-5500


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         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT

     On August 27, 2004, Hybridon, Inc. (the "Company" or "Hybridon") raised approximately $5.1 million in gross proceeds from an equity private placement. This private placement is described in further detail under Item 3.02 of this Current Report on Form 8-K. In connection with this private placement, the Company entered into the following agreements:

     - Engagement Letter, dated August 27, 2004, between the Company and Pillar Investments Limited ("Pillar"), an entity with which Youssef El Zein, a member of the Board of Directors of the Company, is affiliated (the "Engagement Letter"). Pursuant to the Engagement Letter, Hybridon engaged Pillar as a non-exclusive financial advisor to the Company in connection with the private placement of the Company's securities to investors outside of the United States. In consideration for Pillar's services, the Company agreed to pay Pillar cash commissions equal to 7% of the gross proceeds from the sale of the Company's common stock and warrants to purchase common stock to non-U.S. investors in the private placement. The investors for which Pillar is entitled to cash commissions include Optima Life Sciences Ltd. ("Optima"), an entity with which Mr. El Zein is affiliated. The Company also agreed to issue to Pillar warrants to purchase a number of shares of common stock equal to 10% of the number of shares of common stock issued in the private placement to non-U.S. investors other than Optima. In connection with the private placement, the Company will pay $287,000 to Pillar and issue warrants to purchase 432,520 shares of common stock at an exercise price of $0.67 per share to Pillar.

     - Registration Rights Agreement, dated August 27, 2004, among the Company, Pillar and the purchasers of common stock and warrants to purchase common stock in the private placement, including Optima (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Hybridon has agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission on or prior to October 26, 2004, registering the resale of the shares of common stock issued in the private placement, the shares of common stock issuable upon exercise of the warrants issued in the private placement and the shares of common stock issuable upon exercise of the warrants issued to Pillar. In addition, Hybridon agreed to use its best efforts to have the registration statement declared effective within 90 days from the filing date of the registration statement or as soon as possible thereafter and to maintain the registration statement's effectiveness until all the shares of common stock covered by the registration statement may be sold without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933, as amended, or have been sold.

     - Warrants, dated August 27, 2004, to purchase common stock issued by the Company to investors in the private placement and issued to Pillar under the Engagement Letter. These warrants have an exercise price of $0.67 per share and will expire if not exercised on or prior to August 27, 2009. These warrants will be subject to redemption at the election of the Company at any time upon 30 days' prior written notice, at a price of $0.01 per warrant share, if the closing sales price of the Company's common stock on each day of a 20 consecutive trading day period ending within 30 days prior to the notice of redemption is greater than or equal to $1.34. However, the Company may not redeem any warrants or provide a redemption notice to any warrant holder on or before February 27, 2005.

     On August 30, 2004, Stephen R. Seiler resigned as Chief Executive Officer and as a director of the Company. Mr. Seiler's resignation is described in further detail under Item 5.02 of this Current Report on Form 8-K. In connection with Mr. Seiler's resignation, the Company agreed to extend the period during which Mr. Seiler could exercise all stock options held by him until August 30, 2006.

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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

PRIVATE PLACEMENT

     On August 27, 2004, Hybridon raised approximately $5.1 million in gross proceeds from an equity private placement to one institutional accredited investor and to overseas investors. In the private placement, the Company sold approximately 8.8 million shares of common stock and warrants to purchase approximately 1.8 million shares of common stock. The warrants to purchase common stock have an exercise price of $0.67 per share and will expire if not exercised on or prior to August 27, 2009.

     Pillar acted as the placement agent for Hybridon outside of the United States. Hybridon paid $287,000 to Pillar and will issue warrants to purchase 432,520 shares of common stock at an exercise price of $0.67 per share to Pillar in connection with these services. These warrants will expire if not exercised on or prior to August 27, 2009.

     The shares of common stock and warrants to purchase common stock were offered and sold in the private placement in the United States to one institutional "accredited investor" without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, and to non-U.S. investors without registration under the Securities Act in reliance on the exemption provided by Regulation S under the Securities Act. The warrants issued to Pillar were issued without registration under the Securities Act in reliance on the exemption provided by Regulation S under the Securities Act.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On August 30, 2004, Stephen R. Seiler resigned as Chief Executive Officer of Hybridon. In connection with his resignation as Chief Executive Officer, Mr. Seiler also resigned from the Board of Directors of the Company.

(c) On August 30, 2004, Dr. Sudhir Agrawal was appointed the Chief Executive Officer of Hybridon. Dr. Agrawal has been associated with Hybridon since it was founded and has served in various capacities, including Chief Scientific Officer since January 1993, Senior Vice President of Discovery since March 1994 and President since 2000. He is 50 years old and has served on the Board of Directors of the Company since March 1993.

     Hybridon is a party to an employment agreement with Dr. Agrawal for a term commencing on April 1, 2002 and ending on April 1, 2007. Under this agreement, Dr. Agrawal is entitled to receive an annual base salary of $360,000. Dr. Agrawal is also entitled to receive an annual bonus as determined by the Compensation Committee of the Board of Directors of the Company. The Company has agreed that if the value of specified employee benefits paid on behalf of Dr. Agrawal during any calendar year does not exceed 20% of Dr. Agrawal's annual base salary, the Company will pay Dr. Agrawal the difference between the actual amounts paid or contributed and 20% of his annual base salary up to a maximum of $50,000.

     If Dr. Agrawal's employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Dr. Agrawal his annual base salary and provide Dr. Agrawal with his benefits for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) April 1, 2007, and Hybridon will pay any accrued bonus through the date of termination. If, after a


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change of control of the Company, Dr. Agrawal terminates his employment for any reason within 13 months of the change of control, the Company will pay to Dr. Agrawal a lump sum cash payment equal to the lesser of (a) two times Dr. Agrawal's annual base salary at the time of termination and (b) the product of Dr. Agrawal's annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Dr. Agrawal with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement.

     Dr. Agrawal has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. If Dr. Agrawal's employment is terminated by the Company without cause or by Dr. Agrawal for good reason, any options granted to Dr. Agrawal will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2007 if he had remained employed by the Company through such date.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               HYBRIDON, INC.


Date: September 2, 2004                        By: /s/ Robert G. Andersen
                                                   -----------------------------
                                                   Robert G. Andersen
                                                   Chief Financial Officer and
                                                   Vice President of Operations